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                                                                    Exhibit 21.1

                     List of Subsidiaries of the Company (1)

Alfombras San Luis S.A. (Argentina)
Amtex, Inc. (Pennsylvania) (50%)
Asia Pacific Components Co., Ltd. (Thailand) (90.4123%)
Beijing Lear Dymos Automotive Seating and Interior Co., Ltd.
  (China) (50%)
Bing Assembly Systems, L.L.C. (Michigan) (49%)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)
  (45.375%)
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V.
  (Mexico)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)
El Trim (Pty.) Ltd. (South Africa)
General Seating of America, Inc. (Delaware) (49.999941%)
General Seating of Canada, Ltd. (Canada) (50%)
General Seating of Thailand Corp. Ltd. (Thailand) (50%)
GHW Automotive do Brasil Ltda. (Brazil)
GHW Brasil Ltda. (Brazil) (10.79%)
GHW Czech Republic s.r.o. (Czech Republic)
GHW Engineering GmbH (Germany)
GHW Grote & Hartmann UK Ltd. (UK)
Gnosjoplast AB (Sweden) (10%)
Gnosjoplast Fastighets AB (Sweden) (10%)
Gnosjoplast Holding AB (Sweden) (10%)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)
Grote & Hartmann de Mexico S.A. de C.V. (Mexico)
Grote & Hartmann South Africa (Pty.) Ltd. (South Africa)
Hanil Lear India Private Ltd. (India) (50%)
Hanyil Co., Ltd. (Korea) (99.83%)
Honduras Electrical Distribution Systems S. de R.L. de C.V.
  (Honduras) (60%)
Industrias Cousin Freres, S.L. (Spain) (49.99%)
Industrias Lear de Argentina SrL (Argentina)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (41.25%) JL Automotive, LLC (Michigan) (49%)
John Cotton Plastics Ltd. (UK)
Klingel Italiana S.r.L. (Italy) (40%)
LDOS UK Branch (UK)
Lear ASC Corporation (Delaware)
Lear Asian OEM Technologies, L.L.C. (Delaware)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)
Lear Automotive Dearborn, Inc. (Delaware)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)
Lear Automotive EEDS Honduras, S.A. (Honduras)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)
Lear Automotive (EEDS) Poland Sp. z o.o. (Poland)
Lear Automotive (EEDS) Spain S.L. (Spain)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)
Lear Automotive France, SAS (France)
Lear Automotive Interiors (Pty.) Ltd. (South Africa)
Lear Automotive Manufacturing, L.L.C. (Delaware)
Lear Automotive Morocco SAS (Morocco)
Lear Automotive Services (Netherlands) B.V. (Netherlands)
Lear Automotive Services (Netherlands) B.V. - Philippines Branch
  (Netherlands)
Lear Brits (SA) (Pty.) Ltd. (South Africa)
Lear Canada (Canada)
Lear Canada Investments Ltd. (Canada)
Lear Canada (Sweden) ULC (Canada)
Lear Car Seating do Brasil Industria e Comercio de
  Interiores Automotivos Ltda. (Brazil)
Lear Corporation Asientos, S.L. (Spain)
Lear Corporation Austria GmbH & Co. KG (Austria)
Lear Corporation Austria GmbH (Austria)
Lear Corporation Belgium CVA (Belgium)
Lear Corporation Beteiligungs GmbH (Germany)
Lear Corporation Canada, Ltd. (Canada)
Lear Corporation Changchun Automotive Interior Systems Co.,
  Ltd. (China)
Lear Corporation China Ltd. (Mauritius) (82.5%)
Lear Corporation Czech s.r.o. (Czech Republic)
Lear Corporation Drahtfedern GmbH (Germany)
Lear Corporation EEDS and Interiors (Delaware)
Lear Corporation Electrical and Electronics GmbH & Co. KG
  (Germany)
Lear Corporation Electrical and Electronics (Michigan)
Lear Corporation Electrical and Electronics S.p.A. (Italy)
Lear Corporation Electrical and Electronics Sp. z o.o.
  (Poland)
Lear Corporation France SAS (France)
Lear Corporation (Germany) Ltd. (Delaware)
Lear Corporation Global Development, Inc. (Delaware)
Lear Corporation GmbH & Co. KG (Germany)
Lear Corporation Holding GmbH (Germany)
Lear Corporation Holdings Spain S.L. (Spain)
Lear Corporation Honduras, S. de R.L. (Honduras)
Lear Corporation Hungary Automotive Manufacturing Kft.
  (Hungary)
Lear Corporation Interior Components (Pty.) Ltd. (South
  Africa)
Lear Corporation Italia S.p.A. (Italy)
Lear Corporation Japan K.K. (Japan)
Lear Corporation (Mauritius) Ltd. (Mauritius)
Lear Corporation Mendon (Delaware)
Lear Corporation Mexico, S.A. de C.V. (Mexico)
Lear Corporation North West (Pty.) Ltd. (South Africa)
Lear Corporation (Nottingham) Ltd. (UK)
Lear Corporation Poland II Sp. z o.o. (Poland)
Lear Corporation Poland Sp. z o.o. (Poland)
Lear Corporation Portugal - Componentes Para Automoveis, S.A.
  (Portugal)
Lear Corporation Romania S.r.L. (Romania)
Lear Corporation Seating Czech s.r.o. (Czech Republic)
Lear Corporation Seating France Feignies SAS (France)
Lear Corporation Seating France Lagny SAS (France)
Lear Corporation Seating France SAS (France)
Lear Corporation Silao S.A. de C.V. (Mexico)
Lear Corporation Slovakia s.r.o.  (Slovak Republic)
Lear Corporation Spain S.L. (Spain)
Lear Corporation (SSD) Ltd. (UK)
Lear Corporation Sweden AB (Sweden)
Lear Corporation UK Holdings Ltd. (UK)
Lear Corporation UK Interior Systems Ltd. (UK)
Lear Corporation UK ISM Ltd. (UK)
Lear Corporation (UK) Ltd. (UK)
Lear Corporation Verwaltungs GmbH (Germany)
Lear de Venezuela C.A. (Venezuela)
Lear Diamond Electro-Circuit Systems Co., Ltd. (Japan) (50%)

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Lear do Brasil Industria e Comercio de Interiores Automotivos
  Ltda. (Brazil)
Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Lear East European Operations, Luxembourg, Swiss Branch,
  Kusnacht (Luxembourg)
Lear East European Operations S.a.r.l. (Luxembourg)
Lear Electrical (Poland) Sp. z o.o. (Poland)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico) Lear European Holding S.L. (Spain)
Lear Financial Services (Luxembourg) S.a.r.l. (Luxembourg)
Lear Financial Services (Netherlands) B.V. (Netherlands)
Lear Furukawa Corporation (Delaware) (51%)
Lear Holdings (Hungary) Kft. (Hungary)
Lear Holdings, S.r.l. de C.V. (Mexico)
Lear Gebaudemanagement GmbH & Co. KG (Germany)
Lear Investments Company, L.L.C. (Delaware)
Lear Korea Yuhan Hoesa (Korea)
Lear-Kyungshin Sales and Engineering LLC (Delaware) (60%)
Lear (Luxembourg) S.a.r.l. (Luxembourg)
Lear Mexican Holdings, L.L.C. (Delaware)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear Midwest Automotive, Limited Partnership (Delaware)
Lear Netherlands (Holdings) B.V. (Netherlands)
Lear-NHK Seating and Interior Co., Ltd. (Japan) (50%)
Lear Offranville SARL (France)
Lear Operations Corporation (Delaware) (2)
Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Seating Holdings Corp. # 50 (Delaware)
Lear Seating Holdings Corp. # 50 Shanghai Representative Office
  (China)
Lear Seating Private Ltd. (India)
Lear Seating (Thailand) Corp. Ltd. (Thailand) (97.88%)
Lear Sewing (Pty.) Ltd. (South Africa)
Lear Shurlok Electronics (Pty.) Ltd. (South Africa) (51%)
Lear South Africa Ltd. (Cayman Islands)
Lear Technologies, L.L.C. (Delaware)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (67%)
Lear Trim L.P. (Delaware)
Lear UK Acquisition Ltd. (UK)
Lear West European Operations S.a.r.l. (Luxembourg)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)
Mawlaw 569 Ltd. (UK)
Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China)
  (50%)
OOO Lear (Russia)
Pendulum, LLC (Alabama) (49%)
Precision Fabrics Group, Inc. (North Carolina) (42.98%)
Rael Handelsgmbh (Austria)
RecepTec GmbH (Germany) (20.6534%)
RecepTec Holdings, L.L.C. (Michigan) (20.6534%)
RecepTec, L.L.C. (Michigan) (20.6534%)
Renosol Seating, LLC (Michigan) (49%)
Renosol Seating Properties, LLC (Alabama) (49%)
RL Holdings, LLC (Michigan) (49%)
Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
  (45.375%)
Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%) Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.
  Ltd. (China) (41.25%)
Shenyang Lear Automotive Seating and Interior Systems Co., Ltd.
  (China) (60%)
Societe Offransvillaise de Technologie SAS (France)
Strapur S.A. (Argentina) (5%)
Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Total Interior Systems - America, LLC (Indiana) (39%)
UPM S.r.L. (Italy) (39%)
Wuhan Lear-DPCA Auto Electric Co., Ltd. (China)
  (75%)
Wuhan Lear-Yunhe Automotive Interior System Co., Ltd.
  (China) (50%)

      (1)   All subsidiaries are wholly owned unless otherwise indicated.

      (2) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.